SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2014

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On November 12, 2014, Isis Pharmaceuticals, Inc. (the “Company”) announced the pricing of $425.0 million aggregate principal amount of 1.00% Convertible Senior Notes due 2021 (the “Notes”) to be issued in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the initial purchasers a 30-day option to purchase up to an additional $75.0 million aggregate principal amount of Notes, solely to cover over-allotments, if any.

Over two closings that took place on November 17, 2014 and November 21, 2014, the Company issued a total of $485.0 million aggregate principal amount of Notes in the Note Offering, including $60.0 million aggregate principal amount of Notes issued pursuant to the partial exercise of the initial purchasers’ over-allotment option. The Notes are general unsecured obligations of the Company and bear interest at a fixed rate of 1.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2015. The Notes are convertible under certain circumstances and may be settled as described below. The conversion rate is initially 14.9685 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $66.81 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances. The Company may not redeem the Notes prior to maturity, and no sinking fund is provided for the Notes. The Notes will mature on November 15, 2021, unless earlier converted or purchased.

The Company estimates the net proceeds it will receive from the Note Offering will be approximately $472.4 million (or approximately $487.0 million if the initial purchasers exercise the remainder of their over-allotment option in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company.  A significant portion of the net proceeds of the Note Offering to date have been applied toward the repurchase of approximately $140.0 million aggregate principal amount of the Company’s 2 ¾% Convertible Senior Notes due 2019 (the “2019 Notes”) through individually negotiated transactions with holders of such 2019 Notes.  These repurchases could have the effect of raising or maintaining the market price of the Company’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of its common stock. The Company intends to use the remaining net proceeds of the Note Offering, including the net proceeds from any exercise of the remainder of the initial purchasers’ over-allotment option to develop select drugs in its pipeline to later stages of development prior to partnering, to further develop and potentially commercialize the drugs in its lipid franchise, and for general corporate and working capital purposes. Until any such net proceeds are used, the Company intends to invest such net proceeds in short-term, investment-grade, interest-bearing securities.

Indenture

The Company issued the Notes pursuant to an indenture dated as of November 17, 2014 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2021 only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after July 1, 2021 until the close of business on the second scheduled trading day preceding the maturity date, holders of the Notes may convert their Notes at their option at the conversion rate then in effect at any time irrespective of the foregoing conditions. The Company will settle conversions of Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at its election, as described in the Indenture.

The Company may not redeem the Notes prior to maturity and no ‘‘sinking fund’’ is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to purchase for cash all or part of their Notes in principal amounts of $1,000 or a multiple thereof, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with any of the Company’s liabilities that are not so subordinated (including the 2019 Notes); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things:

•                  failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days;

•                  failure to pay the principal on the Notes when due;

•                  failure to comply with the Company’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three (3) business days;

•                  failure to provide timely notice of a fundamental change or a specified corporate transaction;

•                  failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days after notice if given in accordance with the Indenture;

•                  certain defaults under loan agreements or other instruments (other than the Indenture) evidencing indebtedness for borrowed money of the Company or any significant subsidiary of the Company in excess of $25 million; and

•                  certain events of bankruptcy or insolvency involving the Company or any significant subsidiary of the Company.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Indenture dated as of November 17, 2014 by and between Isis Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Note Offering and the Company’s intended use of net proceeds of the Note Offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to the fact that the Company’s management will have broad discretion in the use of the proceeds from the remainder of the net proceeds from the Note Offering (after giving effect to the repurchase of the 2019 Notes), including the net proceeds from any future exercise of the initial purchasers’ over-allotment option. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company’s programs are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and its most recent quarterly report on Form 10-Q for the quarter ended September 30, 2014, which are on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: November 21, 2014	By:	/s/ Elizabeth L. Hougen
ELIZABETH L. HOUGEN
Senior Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

4.1	Indenture dated as of November 17, 2014 by and between Isis Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).